Exhibit 10.1
MARKEL GROUP INC.
2024 EQUITY INCENTIVE COMPENSATION PLAN

1. Purpose. The purpose of this Markel Group Inc. 2024 Equity Incentive Compensation Plan (the “Plan”) is to further the long-term stability and financial success of Markel and its Subsidiaries by rewarding selected meritorious employees and providing equity-based compensation for non-employee directors. The Board believes that such awards will, among other objectives, provide incentives for those individuals to remain with Markel, will encourage continued work of superior quality and will further the identification of those individuals’ interests with those of Markel’s shareholders.

The Plan is intended to replace the Markel Corporation 2016 Equity Incentive Compensation Plan (the “Prior Plan”). As of the Effective Date of the Plan, no further awards shall be granted under the Prior Plan, but any existing awards under the Prior Plan shall continue in effect in accordance with their terms and the provisions of the Prior Plan.

2. Definitions. As used in the Plan, the following terms have the meanings indicated:

(a) “Applicable Withholding Taxes” means the aggregate amount of federal, state, local and foreign income, payroll and other taxes that an Employer is required to withhold in connection with any Incentive Award.

(b) “Beneficiary” means the person or entity designated by the Participant, in a form approved by Markel, to exercise the Participant’s rights with respect to an Incentive Award or receive payment under an Incentive Award after the Participant’s death.

(c) “Board” means the Board of Directors of Markel Group Inc. or of any successor entity that assumes Markel’s obligations under the Plan.

(d) “Cause” shall have the meaning set forth in any employment agreement between a Participant and Markel or any Subsidiary, or, if no such agreement exists or if such term is not defined therein, means: (i) an act or acts of personal dishonesty of a Participant intended to result in substantial personal enrichment of the Participant at the expense of the Company or any of its Subsidiaries; (ii) a substantial violation of the management responsibilities by the Participant which is demonstrably willful and deliberate on the Participant’s part and which is not remedied in a reasonable period of time after receipt of written notice from the Employer; or (iii) the conviction of the Participant of, or plea of nolo contendere by the Participant to, a felony.

(e) “Change in Control” means the occurrence of any of the following events:

(i) Stock Acquisition. The acquisition by any individual, entity or group (a “Person”), within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 20 percent or more of either (A) the then outstanding shares of common stock of Markel (the “Outstanding Company Common Stock”), or (B) the combined voting power of the then outstanding voting securities of Markel entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a change in control: (A) any acquisition directly from Markel; (B) any acquisition by Markel; or (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Markel or any company controlled by Markel; or

(ii) Board Composition. Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director after the date hereof whose election or nomination for election by Markel’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individuals whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Business Combination. The consummation of a merger, consolidation, or similar transaction involving Markel, or sale or other disposition of all or substantially all of the assets of Markel, or acquisition by Markel or a Subsidiary of assets or stock of another entity (each, a “Business Combination”), in each case unless, following such Business Combination, (i) the persons who beneficially owned the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately before such Business Combination beneficially own, directly or indirectly, more than sixty percent of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (or of its ultimate parent entity) in substantially the same proportions as their ownership immediately before such Business Combination, (ii) no Person (excluding any person described in clause (i), subclauses (A) though (C) above) has acquired, directly or indirectly, as a result of such Business Combination, beneficial ownership of twenty percent or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity (or of its ultimate parent entity), and (iii) a Change in Control is not triggered under clause (ii) above with respect to the entity resulting from such Business Combination (or its ultimate parent entity); or

(iv) Liquidation or Dissolution. A complete liquidation or dissolution of Markel.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means the Compensation Committee of the Board, or its successor, provided that, if any member of the Compensation Committee does not qualify as a non-employee director for purposes of Rule 16b-3, the remaining members of the Compensation Committee (but not less than two members) shall be constituted as a subcommittee of the Compensation Committee to act as the Committee for purposes of the Plan.

(h) “Company Stock” means common stock, no par value, of Markel. If there is a change in the capital structure of Markel affecting the common stock (as provided in Section 15), the shares resulting from such a change in the common stock shall be deemed to be Company Stock within the meaning of the Plan.

(i) “Date of Grant” means the date on which the Committee grants an Incentive Award or a future date determined by the Committee.

(j) “Director Award” has the meaning set forth in Section 3(b) below.

(k) “Disability” or “Disabled” means a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in his death or can be expected to last for a continuous period of not less than twelve months or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in his death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of his Employer.

(l) “Divisive Transaction” means a transaction in which the Participant’s Employer ceases to be a Subsidiary, a sale of substantially all of the assets of a Subsidiary, or a sale or other disposition of assets or of a line of business that is designated as a Divisive Transaction by the Committee.

(m) “Early Retirement” means a Participant’s termination of employment after age 55 and before age 65 with the Committee’s consent and without then engaging in employment in any business that is competitive with that of the Participant’s most recent Employer after the termination of employment except for services rendered to Markel or a Subsidiary.

(n) “Employer” means Markel and each Subsidiary that employs one or more Participants.

(o) “Fair Market Value” means, as of any date, the closing price of the Company Stock on the New York Stock Exchange or another exchange designated by the Committee on such date, or, if there is no trading on such date, the closing price of the Company Stock on the last prior trading day.

(p) “Good Reason” shall have the same meaning set forth in any applicable employment agreement between a Participant and Markel or any Subsidiary, or, if no such agreement exists or if such term is not defined therein, means, unless and to the extent otherwise consented to by the Participant, the termination of the Participant’s employment with Markel or any Subsidiary (or any successor thereto resulting from a Change in Control) (the “Company”) which is initiated by the Participant and that occurs within 180 days after any of the following events, provided the Participant has given the Company written notice of the event within 90 days after its initial occurrence, and the Company has not remedied the event within 30 days after receipt of written notice thereof given by the Participant:

(i) a material decrease in the Participant’s aggregate annual base salary and incentive bonus opportunity in effect as of the date of the Change in Control or a material reduction in the amount of additional benefits or perquisites provided to the Participant as of the date of the Change in Control;

(ii) the assignment of duties and responsibilities to the Participant that materially reduce the level and types of duties and responsibilities of the Participant as of the date of the Change in Control; or

(iii) the Company changes by 50 miles or more the principal location in which the Participant is required to perform services from the location at which the Participant was employed as of the date of the Change in Control.

(q) “Incentive Award” means, collectively, a Performance Grant or the award of Restricted Stock, a Restricted Stock Unit, or an Other Stock Award under the Plan.

(r) “Markel” means Markel Group Inc. or any successor entity that assumes Markel’s obligations under the Plan.

(s) “Other Stock Award” means an award denominated in Company Stock or units of Company Stock, other than Restricted Stock or Restricted Stock Units, which is awarded under Section 8.

(t) “Outside Directors” means members of the Board who are not employees of Markel or a Subsidiary.

(u) “Participant” means any employee or Outside Director of Markel or a Subsidiary who receives an Incentive Award under the Plan.

(v) “Performance Goal” means any goal or measurement established by the Committee, including subjective performance factors.

(w) “Performance Grant” means a cash-denominated award subject to the attainment of Performance Goals which is made under Section 7.

(x) “Restricted Stock” means Company Stock awarded under Section 5.

(y) “Restricted Stock Unit” means a right granted to a Participant to receive the Fair Market Value of a share of Company Stock in Company Stock or cash and awarded under Section 6.

(z) “Retirement” means a Participant’s termination of employment after age 65.

(aa) “Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan’s adoption.

(bb) “Subsidiary” means any company or other entity in which Markel directly or indirectly owns stock or ownership interests representing more than 50 percent of the combined voting interests of such entity.

3. Stock.

(a) Subject to Section 14 of the Plan, there shall be reserved for issuance under the Plan an aggregate of (i) 250,000 new shares of Company Stock (not previously reserved for issuance under the Prior Plan), plus (ii) any shares of Company Stock previously reserved for issuance under the Prior Plan that have not been issued and are not subject to outstanding awards under the Prior Plan as of the Effective Date, plus (iii) any shares previously reserved for issuance under the Prior Plan that are subject to outstanding awards under the Prior Plan as of the Effective Date which, after the Effective Date, expire, are forfeited, otherwise terminate or are settled in cash. All shares reserved for issuance under the Plan shall be authorized, but unissued shares. Shares allocable to Incentive Awards granted under the Plan that expire, are forfeited, otherwise terminate or are settled in cash may again be subjected to an Incentive Award under the Plan. Shares exchanged by a Participant or retained by the Company in payment of Applicable Withholding Taxes and shares repurchased by the Company on the open market shall not again be available for future Incentive Awards under the Plan. Shares issued under the Plan through the settlement, assumption, or substitution of outstanding awards previously granted by an acquired or predecessor entity (or parent or subsidiary thereof) or obligations to grant future awards made or incurred by such acquired or predecessor entity (or parent or subsidiary thereof) in connection with the acquisition of such entity by Markel or any Subsidiary or similar business transaction shall not reduce the maximum number of shares available for delivery under the Plan.

(b) No more than 50,000 shares may be allocated to the Incentive Awards including the maximum amounts payable under a Performance Grant, that are granted to any individual Participant during any 36-month period. No more than $250,000 worth of Director Awards (valued at the Fair Market Value of the shares subject to the Director Award as of the grant date) may be granted to any single Outside Director during any single calendar year.

4. Eligibility.

(a) Employees. All present and future employees of Markel or a Subsidiary at the time of grant shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 16, to select eligible employees to receive Incentive Awards and to determine for each employee the nature of the award and the terms and conditions of each Incentive Award. The grant of an Incentive Award shall not obligate an Employer to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

(b) Outside Directors. Incentive Awards of Restricted Stock, Restricted Stock Units and Other Stock Awards consisting of “director stock” or “director units” (or other similar types of awards) (collectively, “Director Awards”) may be made to Outside Directors. The Outside Directors of the Board shall have the power and complete discretion to select Outside Directors to receive Director Awards and to determine the terms and conditions, the nature of the award and the number of shares to be allocated as part of each Director Award for each Outside Director. The grant of a Director Award shall not obligate Markel to make further grants to the Outside Director at any time thereafter or to retain any person as a director for any period of time.

(c) Compliance with Foreign Laws. When granting Incentive Awards to employees of a non-U.S. Subsidiary, the Committee shall have complete discretion and authority to grant such Incentive Awards in compliance with all present and future laws of the country or countries that may apply to the grant of the Incentive Award or the issuance of Company Stock under the Incentive Award. Such authorization shall extend to and includes establishing one or more separate sub-plans which include provisions not inconsistent with the Plan that comply with statutory or regulation requirements imposed by the foreign country or countries.

5. Restricted Stock.

(a) The Committee may make grants of Restricted Stock to employees, and the Outside Directors of the Board may make grants of Restricted Stock to Outside Directors, and in each case shall establish as to each award of Restricted Stock the terms and conditions to which the Restricted Stock is subject, including the period of time before which all restrictions shall lapse, and the Participant shall have full ownership of the Company Stock. Restricted Stock may be awarded without cash consideration.

(b) Restricted Stock awards for employees that vest based solely on a Participant’s continued service and the passage of time shall be subject to a minimum vesting period of twelve consecutive months, and Restricted Stock awards for employees that vest based on the attainment of Performance Goals shall be subject to a minimum performance period of twelve consecutive months, provided in each case the Committee may provide for accelerated vesting upon the death, Disability, Retirement or Early Retirement of a Participant or the occurrence of a Change in Control.

(c) Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions have lapsed or been removed. For certificated shares, certificates representing Restricted Stock shall be held by Markel until the restrictions lapse and the Participant shall provide Markel with appropriate stock powers endorsed in blank.

6. Restricted Stock Units.

(a) The Committee may make grants of Restricted Stock Units to employees, and the Outside Directors of the Board may make grants of Restricted Stock Units to Outside Directors, and in each case shall establish as to each award of Restricted Stock Units the terms and conditions (including vesting conditions) to which the Restricted Stock Units are subject. A Restricted Stock Unit shall entitle the Participant to receive from Markel a share of Company Stock or a cash amount equal to the Fair Market Value of the Company Stock on the date or event provided for in the applicable award agreement, subject to the vesting and other terms and conditions of the award.

(b) Restricted Stock Unit awards for employees that vest based solely on a Participant’s continued service and the passage of time shall be subject to a minimum vesting period of twelve consecutive months, and Restricted Stock Unit awards for employees that vest based on the attainment of Performance Goals shall be subject to a minimum performance period of twelve consecutive months, provided in each case the Committee may provide for accelerated vesting upon the death, Disability, Retirement or Early Retirement of a Participant or the occurrence of a Change in Control.

7. Performance Grants.

(a) The Committee may make Performance Grants to any employee. Outside Directors shall not be eligible for Performance Grants. A Performance Grant is an award that is denominated in cash (rather than Company Stock or units of Company Stock), and which entitles a Participant to receive a payment based on the attainment of Performance Goals. Each Performance Grant shall contain the Performance Goals for the award, including the performance measures, the target and maximum amounts payable and such other terms and conditions of the Performance Grant. The terms of a Performance Grant may be set forth in an annual or long-term bonus or incentive plan of Markel or a Subsidiary.

(b) The Committee shall establish the Performance Goals for Performance Grants. The Committee shall determine the extent to which any performance measures shall be used and weighted in determining Performance Grants. The Committee may adjust Performance Goals as it deems necessary or appropriate during or after a performance period to reflect unusual or nonrecurring gains and losses, accounting charges or other extraordinary and unforeseen events.

(c) Unless otherwise provided in the Performance Grant, the employee must remain continuously employed with Markel or a Subsidiary through the last day of the applicable performance period in order to be eligible to receive payment under the award; provided, however, the Committee may provide for accelerated vesting or payment of a Performance Grant upon such events as the Committee deems appropriate, including without limitation a Participant’s death, Disability, Retirement or Early Retirement or the occurrence of a Change in Control.

(d) Performance Grants may be payable in cash, shares of Company Stock or both. The Committee shall establish for each Performance Grant the amount of Company Stock or cash payable at specified levels of performance, based on the performance measures. The Committee shall make all determinations regarding the achievement of any Performance Goals. The Committee may reduce the amount of or eliminate the any payments otherwise due to any employee under a Performance Grant in its discretion, except as otherwise provided in the Performance Grant.

(e) The actual payments to a Participant under a Performance Grant will be calculated by applying the achievement of the performance measures to the Performance Goal. The Committee shall make all calculations of actual payments.

8. Other Stock Awards. The Committee (with respect to employees) and the Outside Directors of the Board (with respect to Outside Directors) may make Other Stock Awards, granted or denominated in Company Stock or units of Company Stock, and in each case shall establish the number of shares or units of Company Stock to be awarded or to which the award is subject and the other terms and conditions applicable to each such award. Other Stock Awards may include (without limitation) the following:

(a) “Performance shares” or “performance units” (or other similar types of awards), which are rights granted to employees to receive shares or units of Company Stock upon the attainment of Performance Goals and the satisfaction of any other terms and conditions of the award, and which shares or units may be subject to additional service-based vesting after the end of the performance period. The performance period with respect to any such award shall be at least twelve consecutive months, provided the Committee may provide for accelerated vesting upon a Participant’s death, Disability, Retirement or Early Retirement or the occurrence of a Change in Control. The Committee will make all determinations regarding the satisfaction of any Performance Goals for such an award.

(b) “Director stock” or “director units” (or other similar types of awards), which are shares or units of Company Stock granted to Outside Directors only, which are vested immediately on grant, but which may not be transferred by the Participant (or, in the case of units, paid to the Participant) until the Participant’s separation from service from the Board (except as necessary to satisfy the Outside Director’s tax liability in connection with the grant).

(c) Notwithstanding the foregoing, “Other Stock Awards” shall not include stock options or stock appreciation rights, which are not authorized for issuance under the Plan.

9. Dividend Equivalents. The Committee (with respect to employees), or the Outside Directors of the Board (with respect to Outside Directors), may provide that any Incentive Awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents shall be credited to a Participant’s account, either in cash without interest or as reinvestment in additional shares or share equivalents. Any crediting of dividends or dividend equivalents shall be subject to the same restrictions and conditions as the underlying award. Except as provided by the foregoing, no Participant or Beneficiary shall have any rights as a shareholder of Markel with respect to an Incentive Award, including without limitation any rights to vote shares of Company Stock or to receive dividends or other distributions with respect thereto, unless and until he becomes the holder of record of shares of Company Stock under such award.

10. Tax Withholding. Whenever payment under an Incentive Award is made in cash, the Employer will withhold an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant who is an employee shall agree as a condition of receiving an Incentive Award payable in the form of Company Stock, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. To satisfy Applicable Withholding Taxes and under procedures established by the Committee or its delegate, a Participant may elect to (i) make a cash payment or authorize additional withholding from cash compensation, or (ii) have Markel retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

11. Transferability of Incentive Awards. Incentive Awards shall not be transferable by a Participant, except in accordance with the Participant’s will or the laws of descent and distribution or as otherwise expressly provided in the Incentive Award. If a Participant dies, any outstanding Incentive Awards that are otherwise payable to the Participant shall be paid to the Participant’s Beneficiary or, if no Beneficiary is designated, to the personal representative of the Participant’s estate or to the person to whom rights under the Incentive Award shall have passed by will or the laws of descent and distribution.

12. Deferral Elections. The Committee (with respect to employees) and the Outside Directors of the Board (with respect to Outside Directors) may permit Participants to elect to defer the issuance of Company Stock or the settlement of awards in cash under the Plan under such rules, procedures, or programs as it may establish, in accordance with Section 409A of the Code and any other applicable laws, rules or regulations.

13. Effective Date of the Plan. The effective date of the Plan is ________, 2024. The Plan shall be submitted to the shareholders of Markel for approval. Until (i) the Plan has been approved by Markel’s shareholders, and (ii) the requirements of any applicable federal or state securities laws have been met, no Incentive Award shall be awarded that is not contingent on these events.

14. Termination, Amendment. If not sooner terminated by the Board, this Plan shall terminate at the close of business on December 31, 2034. No Incentive Awards shall be made under the Plan after its termination. The Board may amend or terminate the Plan as it shall deem advisable; provided that no change shall be made that increases the total number of shares of Company Stock reserved for issuance under Incentive Awards granted under the Plan (except under Section 15), expands the types of awards under the Plan, materially expands the eligible participants or any other amendment requiring approval of Markel’s shareholders under New York Stock Exchange listing standards or applicable law, unless such change is authorized by the shareholders of Markel. A termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Incentive Award previously granted to him.

15. Change in Capital Structure; Other Corporate Transactions.

(a) If there is a stock dividend, stock split or combination of shares, share exchange, recapitalization or merger in which Markel is the surviving corporation, spin-off or split-off of a Subsidiary, extraordinary dividend, or other unusual or extraordinary change in or with respect to Markel capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of Markel), the number and kind of shares of stock or securities of Markel to be subject to the Plan and to Incentive Awards then outstanding or to be granted, the maximum number of shares or securities which may be delivered under the Plan under Sections 3(a) or 3(b), the Performance Goals and other terms of Incentive Awards and any other relevant provisions of the Plan or any Incentive Award, shall be equitably and proportionately adjusted by the Committee (with respect to employees) or the Outside Directors of the Board (with respect to Outside Directors), whose determination shall be binding on all persons. Performance Goals shall be adjusted in such a way as to preserve, to the extent possible (but not increase), the incentive level intended under the Incentive Award. All changes under this section shall, if possible, be made in a manner that preserves the intended tax consequences of the Incentive Award under Code Sections 409A and any other applicable section of the Code.

(b) If a Change in Control occurs under Section 2(e)(iii) or (iv) or if Markel is otherwise a party to a consolidation or a merger in which Markel is not the surviving entity, a transaction that results in the acquisition of substantially all of Markel’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of Markel’s assets, or if a Divisive Transaction occurs with respect to a Participant’s Employer, and if the surviving entity does not agree before the occurrence of any such transaction to continue and assume the outstanding Incentive Awards under the Plan, or if the Incentive Awards would not continue for any other reason after the occurrence of such transaction, then, upon the occurrence of such transaction (or sufficiently in advance of the occurrence of such transaction if necessary or appropriate to allow the Participants to realize the intended benefits of such awards), the

Committee (with respect to employees) or the Outside Directors of the Board (with respect to Outside Directors) may take such actions with respect to outstanding Incentive Awards as it deems appropriate, including without limitation providing for the immediate vesting of any such award, the removal of any restrictions with respect to any such award, or the payment or settlement of any such award in cash; provided, however, that if any such award vests or is payable subject to the attainment of Performance Goals and if the applicable performance period has not ended as of the date of such transaction, the level of attainment with respect to such goals shall be based on the actual performance achieved through the date of such transaction.

(c) Unless otherwise provided in an Incentive Award, if, within twelve months after a Change in Control, a Participant is involuntarily terminated without Cause or terminates employment for Good Reason, or upon the occurrence of a Change in Control described in Section 2(e)(iv), (i) all restrictions on Restricted Stock shall lapse, (ii) all Restricted Stock Units shall be deemed fully vested, and (iii) all Performance Grants and Other Stock Awards shall be deemed to be fully earned and vested, and each shall be immediately issued or paid as the case may be.

(d) Notwithstanding anything in the Plan to the contrary, the Committee (with respect to employees) or the Outside Directors of the Board (with respect to Outside Directors) may take any action under this Section 15 without the consent of any Participant, and its determination shall be conclusive and binding on all persons for all purposes.

16. Administration of the Plan.

(a) The Committee shall administer the Plan with respect to Incentive Awards to employees and the Outside Directors of the Board shall administer the Plan with respect to Incentive Awards to Outside Directors. The Committee or the Outside Directors of the Board, as applicable (the “Administrator”), shall have general authority to impose any term, limitation or condition upon an Incentive Award that the Administrator deems appropriate to achieve the objectives of the Incentive Award. The Administrator may adopt rules and regulations for carrying out the Plan with respect to Participants. The interpretation and construction of any provision of the Plan by the Administrator shall be final and conclusive as to any Participant.

(b) The Administrator shall have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.

(c) The Administrator shall have the power and complete discretion to delegate to any individual, or to any group of individuals employed by Markel or any Subsidiary, the authority to administer the Plan, including the authority to grant Incentive Awards under the Plan, consistent with applicable laws, rules and regulations (including state corporations law and the listing standards of the New York Stock Exchange) and subject to any terms and limitations of any such delegation of authority (such as limitations on the ability to grant Incentive Awards to executive officers or directors for purposes of Rule 16b-3), as the Administrator deems appropriate.

17. Recovery of Incentive Awards. If a Participant who is an employee or former employee of Markel or a Subsidiary (1) violates any restrictive covenant to which the Participant is bound by Markel or a Subsidiary in an employment agreement or otherwise, or if the Participant is not bound by such an agreement or if any such agreement does not contain such restrictive covenants: becomes associated with, recruits or solicits customers or other employees of an Employer on behalf of, or is employed by, renders services to, or owns any interest (other than any nonsubstantial interest, as determined by the Committee) in, any business that is in competition with Markel or its Subsidiaries during his or her employment with Markel or during the twelve-month period immediately following his or her termination of employment with Markel, (2) has his or her employment terminated by his Employer for Cause, or (3) engages in, or has engaged in, conduct which the Committee determines to be materially detrimental to the interests of Markel or its Subsidiaries (other than in the performance of his or her duties in good faith), the Committee may, in its sole discretion, (A) cancel all outstanding Incentive Awards of the

Participant, regardless of whether then vested, (B) require the Participant to repay any payment received under an Incentive Award within the previous two years, and/or (C) offset any other amounts owed to the Participant by any payment received under an Incentive Award within the previous two years. In addition, any Incentive Award shall be subject to any recoupment or clawback policy that is adopted by, or applicable to, the Company, pursuant to any requirement of law or any exchange listing requirement related to clawback or other recovery of Incentive Awards. This section shall survive termination of the Plan.

18. Severability. If any provision of the Plan, any Incentive Award, or any other document setting forth the terms of an award shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan, such award or such other document shall continue in effect.

19. Legal Compliance. The Plan and all Incentive Awards granted under the Plan are intended to comply with the applicable requirements of Code Section 409A, except to the extent such awards qualify for an exemption therefrom, and shall be interpreted for all purposes in accordance with such intent. The Plan is intended to be unfunded for federal income tax purposes. Incentive Awards (other than awards of Restricted Stock or Other Stock Awards that are subject to Code Section 83 upon grant) shall be payable solely from the general assets of Markel and the rights of a Participant or beneficiary thereof to receive such awards (or any dividend equivalent with respect thereto) shall be solely those of an unsecured general creditor of Markel. The Plan and the granting, vesting and payment of Incentive Awards under the Plan are subject to compliance with all applicable federal and state laws, rules and regulations, including without limitation applicable securities laws, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for Markel, be necessary or advisable in connection therewith. Any shares of Company Stock issued under the Plan shall be subject to such restrictions as Markel may deem necessary or desirable to assure compliance with all applicable legal requirements.

20. Interpretation and Venue. The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia without regard to its conflict of laws rules. The United States District Court for the Eastern District of Virginia or the Circuit Court for the County of Henrico shall have exclusive jurisdiction over any disputes arising out of or related to this Plan or Incentive Awards. As used in this Plan, words of one gender shall include the other gender as the context requires.